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                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement"), made and entered into as of November 1, 1997 by and between H. N. Padget, Jr., a resident of the State of Georgia ("Employee") and CNB Holdings, Inc., a Georgia bank holding company and Chattahoochee National Bank, CNB's wholly owned subsidiary (collectively "CNB").

                              W I T N E S S E T H:

         WHEREAS, CNB and Employee each desire to enter into, or continue, an employment relationship with the other; and

         WHEREAS, CNB and Employee each deem it necessary and desirable, for their mutual protection, to execute a written document setting forth the terms and conditions of said relationship;

         NOW, THEREFORE, in consideration of the employment of Employee by CNB, of the premises and the mutual promises and covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Employment and Duties. CNB hereby employs Employee to serve as President and Chief Executive Officer and to perform such duties and responsibilities as customarily performed by persons acting in such capacity. During the terms of this Agreement, Employee will devote his full time and effort to his duties hereunder.

         2. Term. The period of Employee's employment under this Agreement shall be deemed to have commenced as of the date of receipt of the opening letter from its primary regulator, and shall continue for a period of thirty-six (36) calendar months thereafter, unless (i) the Employee dies before the end of such thirty-six (36) months, or (ii) CNB is not successful in obtaining a charter or an opening letter from the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation, in either case the period of employment shall continue until the earlier of the end of the month of such death or the denial of charter or opening occurs.

         3. Compensation. For all services to be rendered by Employee during the term of this Agreement, CNB agrees to pay Employee in accordance with the terms outlined in Exhibit A net of applicable withholdings.


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         4. Expenses. So long as Employee is employed hereunder, Employee is entitled to receive reimbursement for, or seek payment directly by CNB of, all reasonable expenses which are consistent with the normal policy of CNB in the performance of Employee's duties hereunder, provided that Employee accounts for such expenses in writing.

         5. Employee Benefits. So long as Employee is actively employed hereunder, Employee will be entitled to participate in the employee benefit programs covering the Employee's employment and duties as described in Exhibit A of this Agreement, if any, provided and paid for by CNB for its employees generally.

         6. Vacation. Employee shall be entitled to a vacation in accordance with CNB's vacation policy in effect at the time the vacation is to be taken.

         7. Confidentiality. In Employee's position as an employee of CNB, Employee has had and will have access to confidential information, trade secrets and other proprietary information of vital importance to CNB and has and will also develop relationships with customers, employees and others who deal with CNB which are of value to CNB. CNB requires as a condition to Employee's employment with CNB that Employee agrees to certain restrictions on Employee's use of the proprietary information and valuable relationships developed during Employee's employment with CNB. In consideration of the terms and conditions contained herein, the parties hereby agree as follows:

                  7.1 CNB and Employee mutually agree and acknowledge that CNB may entrust Employee with highly sensitive confidential, restricted and proprietary information concerning various Business Opportunities (as hereinafter defined), customer lists, and personnel matters. Employee acknowledges that he shall bear a fiduciary responsibility to CNB to protect such information from use or disclosure that is not necessary for the performance of Employee's duties hereunder, as an essential incident of Employee's employment with CNB.

                  7.2 For the purposes of this Section, the following definitions shall apply:

                  7.2.1 "TRADE SECRET" shall mean the identity of customers of CNB, the whole or any portion or phase of any scientific or technical information, design, process, procedure, formula or improvement that is valuable and secret (in the sense that it is not generally known to competitors of CNB) and which is defined as a "trade secret" under Georgia law pursuant to the Georgia Trade Secrets Act.

                  7.2.2 "CONFIDENTIAL INFORMATION" shall mean any data or information, other than Trade Secrets, which is material to CNB and not generally known by the public. Confidential Information shall include,



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but not be limited to, Business Opportunities of CNB (as hereinafter defined), the details of this Agreement, CNB's business plans and financial statements and projections, and the costs of the services CNB may offer or provide to the customers they serves, to the extent such information is material to CNB and not generally known by the public.

                  7.2.3 "BUSINESS OPPORTUNITIES" shall mean any specialized information or plans of CNB concerning the provision of financial services to the public, together with all related information concerning the specifics of any contemplated financial services regardless of whether CNB has contacted or communicated with such target person or business.

                  7.2.4 Notwithstanding the definitions of Trade Secrets, Confidential Information, and Business Opportunities set forth above, Trade Secrets, Confidential Information, and Business Opportunities shall not include any information:

                           (i)      that is or becomes generally known to the
public;

                           (ii)     that  is  already  known  by  Employee  or
is  developed  by  Employee   after termination of employment through entirely
independent efforts;

                           (iii)    that Employee obtains from an independent
source having a bona fide right to use and disclose such information;

                           (iv)     that is required to be  disclosed  by law,
except to the extent eligible for special treatment under an appropriate protective order; or

                           (v)      that CNB's Board of Directors approves for
release.

                  7.3 Employee shall not, without the prior approval of NB's Board, during his employment with CNB and for so long thereafter as the information or data remain Trade Secrets, use or disclose, or negligently permit any unauthorized person who is not an employee of CNB to use, disclose, or gain access to, any Trade Secrets of CNB, its subsidiaries or affiliates, or of any other person or entity making Trade Secret's available for CNB's use.

                  7.4 Employee shall not, without the prior written consent of CNB, during his employment with CNB and for a period of two (2) years thereafter as long as the information or data remain competitively sensitive, use or disclose, or negligently permit any unauthorized person who is not employed by CNB to use, disclose, or gain access to, any Confidential Information to which the Employee obtained access by virtue of his employment with CNB, except as provided in Section 7.2 of this Agreement.



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         8. Observance of Security Measures. During Employee's employment with
CNB, Employee is required to observe all security measures adopted to protect Trade Secrets, Confidential Information, and Business Opportunity of CNB.

         9. Return of Materials. Upon the request of CNB and, in any event, upon the termination of his employment with CNB, Employee shall deliver to CNB all memoranda, notes, records, manuals or other documents, including all copies of such materials, pertaining to the performance of Employee's services hereunder or containing Trade Secrets or Confidential Information, whether made or compiled by Employee or furnished to him from any source by virtue of his employment with CNB.

         10. Severability. Employee acknowledges and agrees that the covenants contained in Sections 7 through 9 of this Agreement shall be construed as covenants independent of one another and distinct from the remaining terms and conditions of this Agreement, and severable from every other contract and course of business between CNB and Employee, and that the existence of any claim, suit or action by Employee against CNB, whether predicated upon this or any other agreement, shall not constitute a defense to CNB's enforcement of any covenant contained in Sections 7 through 9 of this Agreement.

         11. Specific Performance. Employee acknowledges and agrees that the covenants contained in Sections 7 through 9 of this Agreement shall survive any termination of employment, as applicable, with or without Cause, at the instigation or upon the initiative of either party. Employee further acknowledges and agrees that the ascertainment of damages in the event of Employee's breach of any covenant contained in Sections 7 through 9 of this Agreement would be difficult, if at all possible. Employee therefore acknowledges and agrees that CNB shall be entitled in addition to and not in limitation of any other rights, remedies, or damages available to CNB in arbitration, at law or in equity, upon submitting whatever affidavit the law may require, and posting any necessary bond, to have a court of competent jurisdiction enjoin Employee from committing any such breach.

         12. Termination. During the term of this Agreement, employment, including without limitation, all compensation, salary, expenses, reimbursement, and employee benefits may be terminated as follows:

                  12.1     At the election of CNB for Cause;

                  12.2 At Employee's election, upon CNB's breach of any material provision of this Agreement;



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                  12.3     "Cause" shall mean (i) conduct by Employee that
amounts to fraud, dishonesty, gross negligence or willful misconduct in the performance of his duties hereunder; (ii) the conviction (from which no appeal may be, or is, timely taken) of Employee of a felony; or (iii) initiation of suspension or removal proceedings against Employee by federal or state regulatory authorities acting under lawful authority pursuant to provisions of federal or state law or regulation which may be in effect from time to time. No termination for Cause shall be effective unless it is approved by a two-thirds (2/3) vote of CNB's Board of Directors, excluding the vote, if any, of Employee; or

                  12.4 Upon Employee's death, or at the election of either party, upon Employee's disability resulting in inability to perform the duties described in Section 1 of this Agreement for a period of ninety (90) consecutive days as determined by CNB's Board of Directors in its sole discretion.

         13. Notice. All notice provided for herein shall be in writing and shall be deemed to be given when delivered in person or deposited in the United States Mail, registered or certified, return receipt requested, with proper postage prepaid and addressed as follows:

           CNB:                     CNB Holdings, Inc.
                                    9755 Dogwood Road, Suite 310
                                    Roswell, Georgia 30075
                                    Attn:  Chairman

           with a copy to:          Troutman Sanders LLP
                                    600 Peachtree Street, Suite 5200
                                    Atlanta, Georgia 30308-2216
                                    Attn: Thomas O. Powell, Esquire

           Employee:                H. N. Padget, Jr.
                                    170 Willow Way
                                    Roswell, Georgia 30076

           with a copy to:          Ruff & Associates
                                    2727 Paces Ferry Road
                                    One Paces West, Suite 275
                                    Atlanta, Georgia 30339
                                    Attn:  Larry L. Ruff, Esquire

                  14.      Covenant Not to Compete.

                  14.1 For purposes of this Section 14, CNB and Employee conduct the following business in the following territories:




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                           14.1.1   CNB is engaged in the business of
transacting business as a bank holding company with subsidiary banks which accept deposits, make loans, cash checks and otherwise engage in the business of banking ("Business of CNB").

                           14.1.2   CNB (through its subsidiaries) actively
conducts business in the geographic areas of Georgia at the business locations of CNB's subsidiaries set forth in Exhibit B of this Agreement.

                           14.1.3   Employee has established business
relationships and performs the duties described in Section 1 of this Agreement in the geographic area covered by a circle having a radius of fifty (50) miles from the location set forth as item 1 on EXHIBIT "B" of this Agreement, and will work predominately in such area while in the employ of CNB.

                  14.2 Employee covenants and agrees that for a period of one
(1) year after the termination of his employment with CNB without Cause, Employee shall not, directly or indirectly, as principal, agent, trustee, consultant or through the agency of any corporation, partnership, association, trust or other entity or person, on Employee's own behalf or for others, provide the duties described in Section 1 of this Agreement for any entity or person conducting the Business of CNB within the geographic area covered by a circle having a radius of fifty (50) miles from the location set forth on EXHIBIT "B" of this Agreement.

                  14.3 The covenants contained in this Section 14 shall be construed as agreements severable from and independent of each other and of any other provision of this or any other contract or agreement between the parties hereto. The existence of any claim or cause of action by Employee against CNB, whether predicated upon this or any other contract or agreement, shall not constitute a defense to the enforcement by CNB of said covenants.

                  15.  Miscellaneous.

                  15.1 This Agreement constitutes and expresses the whole agreement of the parties in reference to the employment of Employee by CNB, and there are no representations, inducements, promises, agreements, arrangements, or undertakings oral or written, between the parties other than those set forth herein.

                  15.2 This Agreement shall be governed by the laws of the State of Georgia.

                  15.3 Should any clause or any other provision of this Agreement be determined to be void or unenforceable for any reason, such determination shall not affect the validity or enforceability of any clause or provision of this Agreement, all of which shall remain in full force and effect.



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                  15.4     Time is of the essence in this Agreement.

                  15.5 This Agreement shall be binding upon and enure to the benefit of the parties hereto and their successors and assigns. This Agreement shall not be assignable by any other parties hereto without the prior written consent of the other parties.

                  15.6 This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute but a single instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                    "Employee"

                                    /s/ H.N. Padget, Jr.                (SEAL)
________________________            ------------------------------------
Witness                             H. N. Padget, Jr.

ATTEST:                             "CNB"

                                    CNB HOLDINGS, INC.


By:__________________________       By:/s/ W. David Sweatt
                                       ----------------------------------
     _______________Secretary          W. David Sweatt, Chairman

(CORPORATE SEAL)                    By: /s/ William Groce
                                       ----------------------------------
                                        William Groce, Chairman of the
                                        Compensation Committee

                                    CHATTAHOOCHEE NATIONAL BANK

By:_________________________        By: /s/ W. David Sweatt
                                       ----------------------------------
     _______________Secretary           W. David Sweatt, Chairman

(BANK SEAL)                         By: /s/ William Groce
                                        ----------------------------------
                                        William Groce, Chairman of the
                                        Compensation Committee

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